UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
November 22, 2024
Date of Report (date of earliest event reported)

IRIDEX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-27598	77-0210467
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
1212 Terra Bella Avenue Mountain View, California 94043
(Address of principal executive offices, including zip code)

(650) 940-4700
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, par value $0.01 per share	IRIX	Nasdaq Capital Market

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 22, 2024, the board of directors (the “Board”) of IRIDEX Corporation (the “Company”) appointed Patrick Mercer, the Company’s current President, Chief Executive Officer and Chief Operating Officer, to serve as a member of the Board, with an initial term expiring at the Company’s 2025 annual meeting of stockholders, effective immediately.

The background and business experience of Mr. Mercer and information regarding any transactions between Mr. Mercer and the Company are subject to disclosure under Item 404(a) of Regulation S-K and are disclosed in the Company’s proxy statement for its 2024 annual meeting of stockholders, as filed with the Securities Exchange Commission on April 29, 2024. There are no arrangements or understandings between Mr. Mercer and any other persons pursuant to which he was appointed to the Board. No changes are expected to be made to Mr. Mercer’s existing compensatory arrangements in connection with such appointment and he will not receive additional compensation for his services as a member of our Board in accordance with the Company’s non-employee director cash compensation policy.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRIDEX CORPORATION

	By:	/s/ Patrick Mercer
Patrick Mercer
President and Chief Executive Officer

Date: November 25, 2024